Press Release For immediate release

Invesco Reports Results for the Three Months and Year Ended December 31, 2021

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Aimee Partin Graham Galt	404-724-4299 404-724-4248 404-439-3070

Invesco Announces Fourth Quarter Diluted EPS of $0.92; Adjusted Diluted EPS(1) of $0.86 and
Full Year 2021 Diluted EPS of $2.99; Adjusted Diluted EPS(1) of $3.09

Atlanta, January 25, 2022 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2021.
▪$12.5 billion of net long-term inflows in Q4 2021, continued strength in our Fixed Income capabilities, ETF franchise, Private Markets and Greater China
▪$81.4 billion of net long-term inflows in 2021
▪$1,610.9 billion in ending AUM, an increase of 5.4% over the prior quarter and 19.3% over year-end 2020
▪28.9% operating margin in Q4 2021; 42.0% adjusted operating margin(1)
▪25.9% operating margin for full year 2021; 41.5% adjusted operating margin(1)
▪Balance sheet cash position of $1.9 billion at year-end, $0.5 billion higher than one year ago; expect to complete $200 million in share buybacks in first quarter 2022

Update from Marty Flanagan, President and CEO

“Invesco generated significant growth in 2021,” said Marty Flanagan, President and CEO, “and the fourth quarter marked six consecutive quarters of net long-term inflows. Client outcomes are at the forefront of our efforts, and our focus on our key capability areas drove strong momentum in our business throughout the year. We believe our continued investment in these capabilities positions us well for continued organic growth.”

“In addition, our financial strength, including strong revenue growth, underpinned by expense discipline, generated positive operating leverage and meaningful operating margin improvement. This has allowed us to continue to make key investments in our business while creating efficiencies that will help us continue to deliver a high level of value to clients. We remain focused on building a strong balance sheet and creating greater financial flexibility. As a result, we are pleased to announce our intention to buy back $200 million in common shares during the first quarter.”

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(1) Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net flows:
Net long-term inflows were $12.5 billion for the fourth quarter, compared to $13.3 billion in the third quarter. $10.7 billion of the long-term net inflows were into passive AUM.

Institutional net long-term inflows were $9.5 billion and were driven by inflows into the Asia-Pacific region. Retail net long-term inflows were $3.0 billion, driven by $8.8 billion of net long-term inflows into global ETF products, partially offset by net long-term outflows of active retail products. Overall areas of strength by asset class include net long-term inflows of $9.1 billion into fixed income products and $3.1 billion into alternative products. On a geographic basis, the Asia Pacific and EMEA ex-UK regions achieved net long-term inflows of $12.9 billion and $4.7 billion, respectively, while the Americas and UK regions experienced net long term outflows of $4.3 billion and $0.8 billion, respectively.

Net market gains increased AUM by $18.4 billion while foreign exchange rate movements decreased AUM by $0.1 billion in the fourth quarter. We had inflows of $12.5 billion and $10.0 billion into non-management fee earning products and money market funds, respectively, during the quarter. Ending AUM was up 5.4%, while average AUM increased 2.8% during the fourth quarter.

Summary of net flows (in billions)	Q4-21	Q3-21	Q4-20	2021	2020
Active	$1.8	$6.8	$0.4	$18.2	$(31.8)
Passive	10.7	6.5	9.4	63.2	16.1
Net long-term flows	12.5	13.3	9.8	81.4	(15.7)
Non-management fee earning AUM	12.5	5.5	5.9	20.6	(5.1)
Money market	10.0	2.6	(1.9)	39.7	14.3
Total net flows	$35.0	$21.4	$13.8	$141.7	$(6.5)

Annualized long-term organic growth rate (1)	4.1%	4.4%	3.9%	6.9%	(1.6)%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-21		Q3-21		Q4-21 vs. Q3-21	Q4-20		Q4-21 vs. Q4-20
U.S. GAAP Financial Measures
Operating revenues	$1,763.4	m	$1,750.0	m	0.8%	$1,630.1	m	8.2%
Operating income	$509.2	m	$463.8	m	9.8%	$217.8	m	133.8%
Operating margin	28.9%		26.5%			13.4%
Net income attributable to Invesco Ltd.	$426.8	m	$330.1	m	29.3%	$211.1	m	102.2%
Diluted EPS	$0.92		$0.71		29.6%	$0.46		100.0%

Adjusted Financial Measures (1)
Net revenues	$1,373.7	m	$1,333.5	m	3.0%	$1,228.4	m	11.8%
Adjusted operating income	$577.5	m	$561.6	m	2.8%	$485.4	m	19.0%
Adjusted operating margin	42.0%		42.1%			39.5%
Adjusted net income attributable to Invesco Ltd.	$399.7	m	$358.6	m	11.5%	$333.9	m	19.7%
Adjusted diluted EPS	$0.86		$0.77		11.7%	$0.72		19.4%

Assets Under Management
Ending AUM	$1,610.9	bn	$1,528.6	bn	5.4%	$1,349.9	bn	19.3%
Average AUM	$1,583.6	bn	$1,540.5	bn	2.8%	$1,278.2	bn	23.9%

Headcount	8,513		8,507		0.1%	8,512		—%

2021 Highlights:

Financial Results	2021		2020		% Change
U.S. GAAP Financial Measures
Operating revenues	$6,894.5	m	$6,145.6	m	12.2%
Operating income	$1,788.2	m	$920.4	m	94.3%
Operating margin	25.9%		15.0%
Net income attributable to Invesco Ltd.	$1,393.0	m	$524.8	m	165.4%
Diluted EPS	$2.99		$1.13		164.6%

Adjusted Financial Measures (1)
Net revenues	$5,261.1	m	$4,501.0	m	16.9%
Adjusted operating income	$2,182.6	m	$1,664.5	m	31.1%
Adjusted operating margin	41.5%		37.0%
Adjusted net income attributable to Invesco Ltd.	$1,439.6	m	$892.9	m	61.2%
Adjusted diluted EPS	$3.09		$1.93		60.1%

Assets Under Management
Ending AUM	$1,610.9	bn	$1,349.9	bn	19.3%
Average AUM	$1,499.9	bn	$1,194.9	bn	25.5%
(1) Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.

Fourth Quarter U.S. GAAP Operating Results:
Operating revenues and expenses: During the fourth quarter, revenues were higher by $13.4 million as compared to the third quarter, which includes an increase of $29.3 million in performance fees offset by lower investment management fees of $9.1 million and lower service and distribution fees of $3.9 million. Performance fees were $34.1 million for the fourth quarter and were earned primarily from real estate and institutional products. Foreign exchange rate changes decreased operating revenues in the fourth quarter by $10.2 million.

During the fourth quarter, Invesco paid $254.3 million in fund shareholder reimbursements to complete remediation of the previously disclosed OppenheimerFunds acquisition-related matter. Also in the fourth quarter, Invesco received an insurance recovery of $100.0 million related to the matter, which is reflected as a benefit to transaction, integration and restructuring expense.

Operating expenses decreased $32.0 million in the fourth quarter as compared to the third quarter, driven by decreases in transaction, integration and restructuring and employee compensation costs, partially offset by increased marketing and general and administrative costs.

Transaction, integration and restructuring costs were down $40.6 million in the fourth quarter, resulting primarily from the insurance recovery discussed above. Offsetting the decrease was an increase of $12.2 million in restructuring costs from severance costs associated with the company's strategic evaluation. Third party distribution, service and advisory costs were down $5.9 million during the quarter, in line with lower investment management and service and distribution revenues. An $18.3 million decline in employee compensation costs was comprised primarily of lower variable compensation, partially offset by fair value increases on deferred compensation liabilities and higher bonuses on performance and transaction fees. Marketing expenses increased $17.7 million during the fourth quarter, reflecting seasonally higher advertising costs and a partial return to travel and client events. General and administrative expenses increased $14.2 million in the fourth quarter, driven primarily by a $10.0 million charitable contribution to the Invesco Foundation and higher professional services costs. Foreign exchange rate changes decreased operating expenses by $8.3 million in the fourth quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $33.0 million, earned primarily from our Chinese joint venture. Other gains and losses was a net gain of $55.1 million, resulting primarily from recognition of gains from funds that are in liquidation. Other income/(expense) of consolidated investment products (CIP), net was a gain of $92.1 million, primarily driven by market gains on underlying investments held by consolidated funds.

The effective tax rate was 19.0% in the fourth quarter as compared to 20.4% in the third quarter.
Diluted earnings per common share: Diluted earnings per common share increased 29.6% to $0.92 for the fourth quarter.

Fourth Quarter Adjusted(1) Operating Results:
Net revenues increased $40.2 million, or 3.0% in the fourth quarter as compared to the third quarter, driven by higher performance fees earned during the fourth quarter from our Chinese joint venture as well as real estate and institutional products. Investment management fees were higher during the fourth quarter while service and distribution fees and other revenues were lower.

Adjusted operating expenses increased $24.3 million, or 3.1% in the fourth quarter to $796.2 million from $771.9 million in the third quarter, driven by higher marketing costs linked to increased advertising activity and general and administrative costs driven primarily by higher professional services costs and a charitable contribution to the Invesco Foundation. These increases were partially offset by lower employee compensation costs.

Adjusted operating income improved $15.9 million to $577.5 million in the fourth quarter from $561.6 million in the third quarter. Adjusted operating margin remained steady at 42.0% compared to 42.1% in the third quarter.

Adjusted diluted earnings per common share increased 11.7% to $0.86 in the period as a result of higher operating income, higher net gains and a lower effective tax rate in the fourth quarter. The effective tax rate on adjusted net income was 21.9% in the fourth quarter as compared to 24.4% in the third quarter. The decrease in the effective tax rate was primarily due to a decrease in the valuation allowance recorded against net operating losses and a decrease in the expense for uncertain tax positions in the fourth quarter.
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(1) Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:
Cash and cash equivalents: $1,896.4 million at December 31, 2021 ($1,773.2 million at September 30, 2021).

Debt: $2,085.1 million at December 31, 2021 ($2,084.5 million at September 30, 2021). The credit facility balance was zero as of December 31, 2021 and September 30, 2021.

Common share repurchases: The company did not purchase any of its shares in the open market during 2021. During the fourth quarter and year ending December 31, 2021, the company withheld 0.1 million shares ($2.7 million) and 2.7 million shares ($60.9 million), respectively, related to employee share vestings.

Today, the company announced a plan to repurchase up to $200 million in common stock in the first quarter of 2022, subject to market conditions.

Common shares outstanding (end of period): 461.2 million

Diluted common shares outstanding (end of period): 465.6 million

Common dividends paid: fourth quarter: $78.8 million; year-to-date: $307.7 million

Preferred dividends paid: fourth quarter: $59.2 million; year-to-date: $236.8 million

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.17 per share to holders of common shares. The dividend is payable on March 2, 2022, to common shareholders of record at the close of business on February 16, 2022, with an ex-dividend date of February 15, 2022.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2021 through February 28, 2022. The preferred dividend is payable on March 1, 2022 to preferred shareholders of record at close of business on February 15, 2022.

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About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.6 trillion in assets on behalf of clients worldwide as of December 31, 2021. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, January 25, 2022, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, February 8, 2022 by calling 1-888-566-0496 for U.S. and Canadian callers or 1-203-369-3055 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-21	Q3-21	% Change	Q4-20	% Change
Operating revenues:
Investment management fees	$1,266.4	$1,275.5	(0.7)%	$1,148.8	10.2%
Service and distribution fees	405.2	409.1	(1.0)%	367.8	10.2%
Performance fees	34.1	4.8	610.4%	57.3	(40.5)%
Other	57.7	60.6	(4.8)%	56.2	2.7%
Total operating revenues	1,763.4	1,750.0	0.8%	1,630.1	8.2%
Operating expenses:
Third-party distribution, service and advisory	540.5	546.4	(1.1)%	507.7	6.5%
Employee compensation	458.4	476.7	(3.8)%	486.9	(5.9)%
Marketing	38.0	20.3	87.2%	20.6	84.5%
Property, office and technology	135.3	134.2	0.8%	126.1	7.3%
General and administrative	119.2	105.0	13.5%	95.9	24.3%
Transaction, integration, and restructuring	(52.6)	(12.0)	338.3%	159.4	N/A
Amortization of intangibles (1)	15.4	15.6	(1.3)%	15.7	(1.9)%
Total operating expenses	1,254.2	1,286.2	(2.5)%	1,412.3	(11.2)%
Operating income	509.2	463.8	9.8%	217.8	133.8%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	33.0	54.6	(39.6)%	26.0	26.9%
Interest and dividend income	21.6	1.9	1,036.8%	9.1	137.4%
Interest expense	(23.2)	(23.1)	0.4%	(24.4)	(4.9)%
Other gains and losses, net	55.1	(12.1)	N/A	59.9	(8.0)%
Other income/(expense) of CIP, net	92.1	200.2	(54.0)%	111.3	(17.3)%
Income before income taxes	687.8	685.3	0.4%	399.7	72.1%
Income tax provision	(130.7)	(139.7)	(6.4)%	(68.9)	89.7%
Net income	557.1	545.6	2.1%	330.8	68.4%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(71.1)	(156.3)	(54.5)%	(60.5)	17.5%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$426.8	$330.1	29.3%	$211.1	102.2%

Earnings per common share:
---basic	$0.92	$0.71	29.6%	$0.46	100.0%
---diluted	$0.92	$0.71	29.6%	$0.46	100.0%

Average common shares outstanding:
---basic	463.3	463.3	0.0%	461.0	0.5%
---diluted	465.6	466.0	(0.1)%	463.5	0.5%
(1) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is presented as its own line item. There is no impact on operating expenses, operating income or net income.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2021	2020	% Change
Operating revenues:
Investment management fees	$4,995.9	$4,451.0	12.2%
Service and distribution fees	1,596.4	1,419.0	12.5%
Performance fees	56.1	65.6	(14.5)%
Other	246.1	210.0	17.2%
Total operating revenues	6,894.5	6,145.6	12.2%
Operating expenses:
Third-party distribution, service and advisory	2,149.3	1,947.6	10.4%
Employee compensation	1,911.3	1,807.9	5.7%
Marketing	98.6	83.3	18.4%
Property, office and technology	526.0	512.3	2.7%
General and administrative	424.1	480.8	(11.8)%
Transaction, integration, and restructuring	(65.9)	330.8	N/A
Amortization of intangibles (1)	62.9	62.5	0.6%
Total operating expenses	5,106.3	5,225.2	(2.3)%
Operating income	1,788.2	920.4	94.3%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	152.3	72.7	109.5%
Interest and dividend income	25.2	20.5	22.9%
Interest expense	(94.7)	(129.3)	(26.8)%
Other gains and losses, net	120.5	44.9	168.4%
Other income/(expense) of CIP, net	509.0	139.9	263.8%
Income before income taxes	2,500.5	1,069.1	133.9%
Income tax provision	(531.1)	(261.6)	103.0%
Net income	1,969.4	807.5	143.9%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(339.6)	(45.9)	639.9%
Less: Dividends declared on preferred shares	(236.8)	(236.8)	—%
Net income attributable to Invesco Ltd.	$1,393.0	$524.8	165.4%

Earnings per common share:
---basic	$3.01	$1.14	164.0%
---diluted	$2.99	$1.13	164.6%

Average common shares outstanding:
---basic	462.8	459.5	0.7%
---diluted	465.4	462.5	0.6%
(1) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is presented as its own line item. There is no impact on operating expenses, operating income or net income.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter			Year
in millions	Q4-21	Q3-21	Q4-20	2021	2020
Operating revenues, U.S. GAAP basis	$1,763.4	$1,750.0	$1,630.1	$6,894.5	$6,145.6
Invesco Great Wall (1)	139.9	118.7	96.0	473.5	263.2
Revenue Adjustments (2)
Investment management fees	(211.8)	(216.3)	(206.7)	(844.1)	(779.8)
Service and distribution fees	(278.3)	(278.0)	(256.0)	(1,087.5)	(986.1)
Other	(50.4)	(52.1)	(45.0)	(217.7)	(181.7)
Total Revenue Adjustments	(540.5)	(546.4)	(507.7)	(2,149.3)	(1,947.6)
CIP	10.9	11.2	10.0	42.4	39.8
Net revenues	$1,373.7	$1,333.5	$1,228.4	$5,261.1	$4,501.0

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-21	Q3-21	Q4-20	2021	2020
Operating income, U.S. GAAP basis	$509.2	$463.8	$217.8	$1,788.2	$920.4
Invesco Great Wall (1)	77.7	70.4	48.3	276.6	143.7
CIP	10.8	20.7	9.3	67.7	62.0
Transaction, integration, and restructuring (3)	(52.6)	(12.0)	159.4	(65.9)	330.8
Amortization of intangible assets (4)	15.4	15.6	15.7	62.9	62.5
Compensation expense related to market valuation changes in deferred compensation plans	17.0	3.1	34.9	53.1	39.8
Fund rebalancing correction (5)	—	—	—	—	105.3
Adjusted operating income	$577.5	$561.6	$485.4	$2,182.6	$1,664.5

Operating margin (6)	28.9%	26.5%	13.4%	25.9%	15.0%
Adjusted operating margin (7)	42.0%	42.1%	39.5%	41.5%	37.0%
Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
in millions	Q4-21	Q3-21	Q4-20	2021	2020
Net income attributable to Invesco Ltd., U.S. GAAP basis	$426.8	$330.1	$211.1	$1,393.0	$524.8
CIP	—	—	—	—	(9.4)
Transaction, integration, and restructuring, net of tax (3)	(44.4)	(8.7)	121.1	(52.8)	253.5
Amortization of intangible assets, net of tax (4)	18.8	21.3	21.3	83.7	86.2
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	0.4	9.4	(13.0)	0.3	(20.1)
Fund Rebalancing correction, net of tax (5)	—	—	—	—	80.0
Foreign exchange hedge, net of tax	—	—	—	—	(0.9)
Acquisition-related contingent consideration, net of tax	(1.5)	—	(2.3)	(7.7)	(11.5)
Impact of tax rate changes (8)	(0.4)	6.5	(4.3)	23.1	(0.7)
Release of uncertain tax position (9)	—	—	—	—	(9.0)
Adjusted net income attributable to Invesco Ltd.(10)	$399.7	$358.6	$333.9	$1,439.6	$892.9

Average common shares outstanding - diluted	465.6	466.0	463.5	465.4	462.5
Diluted EPS	$0.92	$0.71	$0.46	$2.99	$1.13
Adjusted diluted EPS (11)	$0.86	$0.77	$0.72	$3.09	$1.93

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-21	Q3-21	Q4-20	2021	2020
Operating expenses, U.S. GAAP basis	1,254.2	1,286.2	1,412.3	5,106.3	5,225.2
Invesco Great Wall (1)	62.2	48.3	47.7	196.9	119.5
Third party distribution, service, and advisory expenses	(540.5)	(546.4)	(507.7)	(2,149.3)	(1,947.6)
CIP	0.1	(9.5)	0.7	(25.3)	(22.2)
Transaction, integration, and restructuring (3)	52.6	12.0	(159.4)	65.9	(330.8)
Amortization of intangible assets (4)	(15.4)	(15.6)	(15.7)	(62.9)	(62.5)
Compensation expense related to market valuation changes in deferred compensation plans	(17.0)	(3.1)	(34.9)	(53.1)	(39.8)
Fund Rebalancing correction (5)	—	—	—	—	(105.3)
Adjusted operating expenses	$796.2	$771.9	$743.0	$3,078.5	$2,836.5

Employee compensation, U.S. GAAP basis	$458.4	$476.7	$486.9	$1,911.3	$1,807.9
Invesco Great Wall (1)	51.0	38.2	39.4	158.2	93.0
Compensation expense related to market valuation changes in deferred compensation plans	(17.0)	(3.1)	(34.9)	(53.1)	(39.8)
Adjusted employee compensation	$492.4	$511.8	$491.4	$2,016.4	$1,861.1

Marketing, U.S. GAAP basis	$38.0	$20.3	$20.6	$98.6	$83.3
Invesco Great Wall (1)	4.6	3.9	3.6	15.6	10.5
Adjusted marketing	$42.6	$24.2	$24.2	$114.2	$93.8

Property, office and technology, U.S. GAAP basis	$135.3	$134.2	$126.1	$526.0	$512.3
Invesco Great Wall (1)	4.1	3.6	2.7	14.1	9.9
Adjusted property, office and technology	$139.4	$137.8	$128.8	$540.1	$522.2

General and administrative, U.S. GAAP basis	$119.2	$105.0	$95.9	$424.1	$480.8
Invesco Great Wall (1)	2.5	2.6	2.0	9.0	6.1
CIP	0.1	(9.5)	0.7	(25.3)	(22.2)
Fund Rebalancing correction(5)	—	—	—	—	(105.3)
Adjusted general and administrative	$121.8	$98.1	$98.6	$407.8	$359.4

Transaction, integration, and restructuring, U.S. GAAP basis (3)	$(52.6)	$(12.0)	$159.4	$(65.9)	$330.8
Transaction, integration, and restructuring	52.6	12.0	(159.4)	65.9	(330.8)
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis (4)	$15.4	$15.6	$15.7	$62.9	$62.5
Amortization of intangible assets	(15.4)	(15.6)	(15.7)	(62.9)	(62.5)
Adjusted amortization of intangibles	$—	$—	$—	$—	$—

(1)     The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to noncontrolling interests.

(2) Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(3)    In the fourth quarter of 2021, Invesco received an insurance recovery of $100.0 million related to the OppenheimerFunds acquisition-related matter, which was recorded as a benefit to the Transaction, integration and restructuring expense line item.

In the third quarter of 2021, Invesco completed the process of obtaining information related to the matter and recorded a $45.7 million benefit to the Transaction, integration and restructuring expense line item (fourth quarter 2020: none; 2021: $131.1 million benefit; 2020: $7.3 million expense).

(4) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is presented as its own line item. There is no impact on operating expenses, operating income or net income.

The company reflects the tax benefit realized on the tax amortization of goodwill, finite-lived intangibles and indefinite-lived intangibles in adjusted net income. We believe it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.

(5)     The company recorded a charge of $105.3 million in the second quarter of 2020 due to a previously disclosed S&P 500 equal weight funds rebalancing correction. Due to the unique character and magnitude of this item, it has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures.

(6)    Operating margin is equal to operating income divided by operating revenues.

(7)    Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(8)    The fourth quarter of 2021 included a net non-cash income tax benefit of $0.4 million related to the remeasurement of certain deferred tax assets and liabilities due to tax rate changes (third quarter 2021: $6.5 million expense; fourth quarter 2020: $4.3 million benefit; 2021: $23.1 million expense; 2020: $0.7 million benefit).

(9)    Represents a one-time, non-cash benefit to income tax expense as a result of the release of an uncertain tax position in the first quarter of 2020. Both the establishment and the reversal of the uncertain tax position were removed from non-GAAP results in the respective periods.

(10) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 21.9% (third quarter 2021: 24.4%; fourth quarter 2020: 21.7%; 2021: 23.3%; 2020: 24.1%).

(11)    Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q4-21	Q3-21	% Change	Q4-20
Beginning Assets	$1,528.6	$1,525.0	0.2%	$1,218.2
Long-term inflows	100.5	91.7	9.6%	91.6
Long-term outflows	(88.0)	(78.4)	12.2%	(81.8)
Net long-term flows	12.5	13.3	(6.0)%	9.8
Net flows in non-management fee earning AUM (a)	12.5	5.5	127.3%	5.9
Net flows in money market funds	10.0	2.6	284.6%	(1.9)
Total net flows	35.0	21.4	63.6%	13.8
Reinvested distributions	29.0	0.8	3,525.0%	13.0
Market gains and losses	18.4	(14.6)	N/A	95.0
Foreign currency translation	(0.1)	(4.0)	(97.5)%	9.9
Ending Assets	$1,610.9	$1,528.6	5.4%	$1,349.9

Ending long-term AUM	$1,231.9	$1,193.2	3.2%	$1,073.5
Average long-term AUM	$1,220.6	$1,203.6	1.4%	$1,017.2
Average AUM	$1,583.6	$1,540.5	2.8%	$1,278.2

Gross revenue yield on AUM (b)	47.3bps	48.1bps		53.5bps
Gross revenue yield on AUM before performance fees (b)	46.4bps	48.0bps		51.7bps
Net revenue yield on AUM (c)	34.7bps	34.6bps		38.4bps
Net revenue yield on AUM before performance fees (c)	33.4bps	34.4bps		36.0bps

in billions	Total AUM	Active(f)	Passive(f)
September 30, 2021	$1,528.6	$1,060.0	$468.6
Long-term inflows	100.5	62.5	38.0
Long-term outflows	(88.0)	(60.7)	(27.3)
Net long-term flows	12.5	1.8	10.7
Net flows in non-management fee earning AUM (a)	12.5	(0.1)	12.6
Net flows in money market funds	10.0	10.0	—
Total net flows	35.0	11.7	23.3
Reinvested distributions	29.0	29.0	—
Market gains and losses	18.4	(18.1)	36.5
Foreign currency translation	(0.1)	(0.1)	—
December 31, 2021	$1,610.9	$1,082.5	$528.4

Average AUM	$1,583.6	$1,077.4	$506.2
Gross revenue yield on AUM (b)	47.3bps	61.7bps	19.3bps
Net revenue yield on AUM (c)	34.7bps	45.6bps	11.6bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2021	$1,528.6	$1,051.6	$477.0
Long-term inflows	100.5	69.2	31.3
Long-term outflows	(88.0)	(66.2)	(21.8)
Net long-term flows	12.5	3.0	9.5
Net flows in non-management fee earning AUM (a)	12.5	12.7	(0.2)
Net flows in money market funds	10.0	(0.3)	10.3
Total net flows	35.0	15.4	19.6
Reinvested distributions	29.0	28.7	0.3
Market gains and losses	18.4	10.0	8.4
Foreign currency translation	(0.1)	0.8	(0.9)
December 31, 2021	$1,610.9	$1,106.5	$504.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
September 30, 2021	$1,528.6	$786.3	$326.9	$85.5	$138.5	$191.4
Long-term inflows	100.5	46.4	31.6	7.6	—	14.9
Long-term outflows	(88.0)	(47.3)	(22.5)	(6.4)	—	(11.8)
Net long-term flows	12.5	(0.9)	9.1	1.2	—	3.1
Net flows in non-management fee earning AUM (a)	12.5	12.8	(0.3)	—	—	—
Net flows in money market funds	10.0	—	—	—	10.0	—
Total net flows	35.0	11.9	8.8	1.2	10.0	3.1
Reinvested distributions	29.0	24.8	0.8	2.4	—	1.0
Market gains and losses	18.4	18.6	(1.1)	(0.9)	(0.1)	1.9
Foreign currency translation	(0.1)	—	(0.6)	0.4	0.4	(0.3)
December 31, 2021	$1,610.9	$841.6	$334.8	$88.6	$148.8	$197.1

Average AUM	$1,583.6	$825.7	$329.9	$86.7	$145.7	$195.6

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	UK
September 30, 2021	$1,528.6	$1,079.2	$230.3	$159.9	$59.2
Long-term inflows	100.5	49.6	31.2	17.0	2.7
Long-term outflows	(88.0)	(53.9)	(18.3)	(12.3)	(3.5)
Net long-term flows	12.5	(4.3)	12.9	4.7	(0.8)
Net flows in non-management fee earning AUM (a)	12.5	9.6	0.6	2.5	(0.2)
Net flows in money market funds	10.0	10.2	(0.2)	—	—
Total net flows	35.0	15.5	13.3	7.2	(1.0)
Reinvested distributions	29.0	28.9	—	—	0.1
Market gains and losses	18.4	8.9	3.6	4.9	1.0
Foreign currency translation	(0.1)	—	0.1	(0.5)	0.3
December 31, 2021	$1,610.9	$1,132.5	$247.3	$171.5	$59.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	December 31, 2021	December 31, 2020	% Change
Beginning Assets	$1,349.9	$1,226.2	10.1%
Long-term inflows	426.8	310.9	37.3%
Long-term outflows	(345.4)	(326.6)	5.8%
Net long-term flows	81.4	(15.7)	N/A
Net flows in non-management fee earning AUM (a)	20.6	(5.1)	N/A
Net flows in money market funds	39.7	14.3	177.6%
Total net flows	141.7	(6.5)	N/A
Reinvested distributions	31.6	16.9	87.0%
Market gains and losses	94.0	103.0	(8.7)%
Foreign currency translation	(6.3)	10.3	N/A
Ending Assets	$1,610.9	$1,349.9	19.3%

Ending long-term AUM	$1,231.9	$1,073.5	14.8%
Average long-term AUM	$1,177.1	$952.0	23.6%
Average AUM	$1,499.9	$1,194.9	25.5%

Gross revenue yield on AUM (b)	48.7bps	53.7bps
Gross revenue yield on AUM before performance fees (b)	48.3bps	53.1bps
Net revenue yield on AUM (c)	35.1bps	37.7bps
Net revenue yield on AUM before performance fees (c)	34.5bps	36.8bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2020	$1,349.9	$979.3	$370.6
Long-term inflows	426.8	260.2	166.6
Long-term outflows	(345.4)	(242.0)	(103.4)
Net long-term flows	81.4	18.2	63.2
Net flows in non-management fee earning AUM (a)	20.6	(0.1)	20.7
Net flows in money market funds	39.7	39.7	—
Total net flows	141.7	57.8	83.9
Reinvested distributions	31.6	31.6	—
Market gains and losses	94.0	18.3	75.7
Foreign currency translation	(6.3)	(4.5)	(1.8)
December 31, 2021	$1,610.9	$1,082.5	$528.4

Average AUM	$1,499.9	$1,050.2	$449.7
Gross revenue yield on AUM (b)	48.7bps	61.9bps	20.3bps
Net revenue yield on AUM (c)	35.1bps	44.8bps	12.3bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$1,349.9	$947.1	$402.8
Long-term inflows	426.8	301.2	125.6
Long-term outflows	(345.4)	(265.7)	(79.7)
Net long-term flows	81.4	35.5	45.9
Net flows in non-management fee earning AUM (a)	20.6	20.2	0.4
Net flows in money market funds	39.7	3.3	36.4
Total net flows	141.7	59.0	82.7
Reinvested distributions	31.6	31.1	0.5
Market gains and losses	94.0	69.0	25.0
Foreign currency translation	(6.3)	0.3	(6.6)
December 31, 2021	$1,610.9	$1,106.5	$504.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2020	$1,349.9	$689.6	$296.4	$78.9	$108.5	$176.5
Long-term inflows	426.8	205.0	118.1	48.5	—	55.2
Long-term outflows	(345.4)	(182.1)	(76.8)	(40.8)	—	(45.7)
Net long-term flows	81.4	22.9	41.3	7.7	—	9.5
Net flows in non-management fee earning AUM (a)	20.6	20.6	—	—	—	—
Net flows in money market funds	39.7	—	—	—	39.7	—
Total net flows	141.7	43.5	41.3	7.7	39.7	9.5
Reinvested distributions	31.6	25.4	1.9	2.7	—	1.6
Market gains and losses	94.0	85.9	(2.0)	(1.1)	—	11.2
Foreign currency translation	(6.3)	(2.8)	(2.8)	0.4	0.6	(1.7)
December 31, 2021	$1,610.9	$841.6	$334.8	$88.6	$148.8	$197.1

Average AUM	$1,499.9	$778.3	$316.1	$86.5	$131.1	$187.9

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	UK
December 31, 2020	$1,349.9	$959.9	$171.3	$151.7	$67.0
Long-term inflows	426.8	213.2	139.0	64.8	9.8
Long-term outflows	(345.4)	(197.7)	(71.8)	(54.4)	(21.5)
Net long-term flows	81.4	15.5	67.2	10.4	(11.7)
Net flows in non-management fee earning AUM (a)	20.6	15.9	2.4	2.5	(0.2)
Net flows in money market funds	39.7	35.7	4.1	(0.1)	—
Total net flows	141.7	67.1	73.7	12.8	(11.9)
Reinvested distributions	31.6	31.2	0.1	—	0.3
Market gains and losses	94.0	74.4	5.9	9.1	4.6
Foreign currency translation	(6.3)	(0.1)	(3.7)	(2.1)	(0.4)
December 31, 2021	$1,610.9	$1,132.5	$247.3	$171.5	$59.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f)

in billions	Q4-21	Q3-21	% Change	Q4-20
Beginning Assets	$468.6	$459.0	2.1%	$318.0
Long-term inflows	38.0	31.4	21.0%	34.3
Long-term outflows	(27.3)	(24.9)	9.6%	(24.9)
Net long-term flows	10.7	6.5	64.6%	9.4
Net flows in non-management fee earning AUM (a)	12.6	5.5	129.1%	5.9
Total net flows	23.3	12.0	94.2%	15.3
Market gains and losses	36.5	(1.5)	N/A	37.0
Foreign currency translation	—	(0.9)	N/A	0.3
Ending Assets	$528.4	$468.6	12.8%	$370.6

Average long-term AUM	$288.9	$273.1	5.8%	$187.0
Average AUM	$506.2	$474.9	6.6%	$343.1

Gross revenue yield on AUM (b)	19.3bps	20.0bps		20.2bps
Gross revenue yield on AUM before performance fees (b)	19.3bps	20.0bps		20.2bps
Net revenue yield on AUM (c)	11.6bps	12.1bps		11.4bps
Net revenue yield on AUM before performance fees (c)	11.6bps	12.1bps		11.4bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2021	$468.6	$419.4	$49.2
Long-term inflows	38.0	35.0	3.0
Long-term outflows	(27.3)	(26.1)	(1.2)
Net long-term flows	10.7	8.9	1.8
Net flows in non-management fee earning AUM (a)	12.6	12.8	(0.2)
Total net flows	23.3	21.7	1.6
Market gains and losses	36.5	33.8	2.7
Foreign currency translation	—	(0.1)	0.1
December 31, 2021	$528.4	$474.8	$53.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
September 30, 2021	$468.6	$393.4	$42.2	$1.1	$—	$31.9
Long-term inflows	38.0	31.4	2.9	0.1	—	3.6
Long-term outflows	(27.3)	(21.4)	(3.1)	—	—	(2.8)
Net long-term flows	10.7	10.0	(0.2)	0.1	—	0.8
Net flows in non-management fee earning AUM (a)	12.6	12.9	(0.3)	—	—	—
Total net flows	23.3	22.9	(0.5)	0.1	—	0.8
Market gains and losses	36.5	35.7	—	—	—	0.8
December 31, 2021	$528.4	$452.0	$41.7	$1.2	$—	$33.5

Average AUM	$506.2	$429.2	$42.6	$1.2	$—	$33.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	UK
September 30, 2021	$468.6	$366.4	$32.8	$68.4	$1.0
Long-term inflows	38.0	23.8	4.0	9.9	0.3
Long-term outflows	(27.3)	(21.2)	(1.1)	(4.7)	(0.3)
Net long-term flows	10.7	2.6	2.9	5.2	—
Net flows in non-management fee earning AUM (a)	12.6	9.7	0.6	2.5	(0.2)
Total net flows	23.3	12.3	3.5	7.7	(0.2)
Market gains and losses	36.5	29.3	2.2	4.9	0.1
December 31, 2021	$528.4	$408.0	$38.5	$81.0	$0.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f)

in billions	December 31, 2021	December 31, 2020	% Change
Beginning Assets	$370.6	$297.0	24.8%
Long-term inflows	166.6	106.6	56.3%
Long-term outflows	(103.4)	(90.5)	14.3%
Net long-term flows	63.2	16.1	292.5%
Net flows in non-management fee earning AUM (a)	20.7	(5.1)	N/A
Total net flows	83.9	11.0	662.7%
Market gains and losses	75.7	62.2	21.7%
Foreign currency translation	(1.8)	0.4	N/A
Ending Assets	$528.4	$370.6	42.6%

Average long-term AUM	$258.0	$167.4	54.1%
Average AUM	$449.7	$301.9	49.0%

Gross revenue yield on AUM (b)	20.3bps	21.0bps
Gross revenue yield on AUM before performance fees (b)	20.3bps	21.0bps
Net revenue yield on AUM (c)	12.3bps	12.0bps
Net revenue yield on AUM before performance fees (c)	12.3bps	12.0bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$370.6	$346.0	$24.6
Long-term inflows	166.6	137.7	28.9
Long-term outflows	(103.4)	(97.8)	(5.6)
Net long-term flows	63.2	39.9	23.3
Net flows in non-management fee earning AUM (a)	20.7	20.3	0.4
Total net flows	83.9	60.2	23.7
Market gains and losses	75.7	69.1	6.6
Foreign currency translation	(1.8)	(0.5)	(1.3)
December 31, 2021	$528.4	$474.8	$53.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2020	$370.6	$306.4	$37.0	$1.0	$—	$26.2
Long-term inflows	166.6	134.1	14.6	0.2	—	17.7
Long-term outflows	(103.4)	(83.2)	(8.9)	—	—	(11.3)
Net long-term flows	63.2	50.9	5.7	0.2	—	6.4
Net flows in non-management fee earning AUM (a)	20.7	20.7	0.1	(0.1)	—	—
Total net flows	83.9	71.6	5.8	0.1	—	6.4
Market gains and losses	75.7	75.1	(0.7)	0.1	—	1.2
Foreign currency translation	(1.8)	(1.1)	(0.4)	—	—	(0.3)
December 31, 2021	$528.4	$452.0	$41.7	$1.2	$—	$33.5

Average AUM	$449.7	$376.8	$41.1	$1.1	$—	$30.7

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	UK
December 31, 2020	$370.6	$303.0	$7.9	$58.9	$0.8
Long-term inflows	166.6	99.6	28.5	37.5	1.0
Long-term outflows	(103.4)	(72.3)	(4.4)	(25.9)	(0.8)
Net long-term flows	63.2	27.3	24.1	11.6	0.2
Net flows in non-management fee earning AUM (a)	20.7	16.1	2.3	2.5	(0.2)
Total net flows	83.9	43.4	26.4	14.1	—
Market gains and losses	75.7	61.6	5.6	8.4	0.1
Foreign currency translation	(1.8)	—	(1.4)	(0.4)	—
December 31, 2021	$528.4	$408.0	$38.5	$81.0	$0.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. For quarterly AUM, the average AUM for Invesco Great Wall included in the yield calculation in the three months ended December 31, 2021 was $92.6 billion (September 30, 2021: $85.5 billion; 2021: $84.0 billion; 2020: $50.0 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products.

(c)Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 11 of this release for a reconciliation of operating revenues to net revenues.

(d)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.

(e)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of December 31, 2021 includes $148.8 billion in money market AUM and $230.2 billion in non-management fee earning AUM (September 30, 2021: $138.5 billion and $196.9 billion, respectively; December 31, 2020: $108.5 billion and $168.0 billion, respectively).

(f)Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	55%	19%	15%	15%	62%	28%	15%	1%
U.S. Growth (7%)	45%	45%	45%	45%	28%	65%	52%	52%
U.S. Value (6%)	58%	53%	38%	50%	53%	53%	5%	34%
Sector (2%)	22%	40%	96%	80%	41%	82%	63%	63%
UK (1%)	67%	42%	42%	44%	41%	29%	18%	31%
Canadian (<1%)	100%	76%	41%	35%	76%	76%	41%	35%
Asian (3%)	50%	82%	87%	91%	18%	10%	58%	73%
Continental European (2%)	65%	16%	10%	90%	59%	6%	22%	55%
Global (7%)	9%	81%	77%	81%	11%	13%	31%	90%
Global Ex U.S. and Emerging Markets (12%)	36%	90%	90%	90%	26%	20%	68%	70%
Fixed Income (1)
Money Market (18%)	93%	99%	99%	100%	78%	78%	79%	99%
U.S. Fixed Income (12%)	94%	88%	96%	96%	80%	86%	90%	91%
Global Fixed Income (6%)	79%	91%	87%	98%	77%	74%	80%	86%
Stable Value (5%)	100%	100%	100%	100%	97%	97%	97%	100%
Other (1)
Alternatives (7%)	80%	50%	52%	40%	59%	43%	48%	49%
Balanced (8%)	35%	66%	63%	63%	60%	86%	62%	94%
Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.
AUM measured in the one, three, five and ten year quartile rankings represents 48%, 47%, 46% and 42% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 59%, 57%, 55% and 50% of total Invesco AUM as of December 31, 2021. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the 5 year peer group ($743.3 billion).

Invesco Ltd.
Supplemental Information(1)

	For the three months ended December 31, 2021			For the three months ended December 31, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$2,309.5	$536.3	$1,773.2	$1,320.6	$254.0	$1,066.6
Cash flows from operating activities	(3.7)	(294.9)	291.2	567.6	(18.5)	586.1
Cash flows from investing activities	(259.8)	(236.2)	(23.6)	(39.7)	17.7	(57.4)
Cash flows from financing activities	103.1	243.9	(140.8)	(55.6)	35.0	(90.6)
Increase/(decrease) in cash and cash equivalents	(160.4)	(287.2)	126.8	472.3	34.2	438.1
Foreign exchange movement on cash and cash equivalents	(2.0)	1.6	(3.6)	46.4	13.5	32.9
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$2,147.1	$250.7	$1,896.4	$1,839.3	$301.7	$1,537.6

	For the year ended December 31, 2021			For the year ended December 31, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents and restricted cash, beginning of period(2)	$1,839.3	$301.7	$1,537.6	$1,701.2	$652.2	$1,049.0
Cash flows from operating activities	1,078.1	(436.1)	1,514.2	1,230.3	(72.7)	1,303.0
Cash flows from investing activities	(847.9)	(755.4)	(92.5)	(859.6)	(729.9)	(129.7)
Cash flows from financing activities	117.3	1,148.0	(1,030.7)	(285.9)	426.3	(712.2)
Increase/(decrease) in cash and cash equivalents	347.5	(43.5)	391.0	84.8	(376.3)	461.1
Foreign exchange movement on cash and cash equivalents	(39.7)	(7.5)	(32.2)	53.3	25.8	27.5
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$2,147.1	$250.7	$1,896.4	$1,839.3	$301.7	$1,537.6

(1)     These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2)     The beginning period cash excluding CIP for the year ended December 31, 2021 includes restricted cash of $129.2 million (December 31, 2020: none). There was no restricted cash at the end of the period for the three months and year ended December 31, 2021 (December 31, 2020: $129.2 million)

Invesco Ltd.
Supplemental Information(1)

	As of December 31, 2021				As of December 31, 2020
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,896.4	$—	$—	$1,896.4	$1,408.4	—	—	$1,408.4
Unsettled fund receivables	92.8	—	—	92.8	109.4	—	—	109.4
Investments	926.3	(454.8)	—	1,381.1	826.8	(421.4)	—	1,248.2
Investments and other assets of CIP	9,575.1	9,575.1	—	—	8,085.5	8,085.5	—	—
Cash and cash equivalents of CIP	250.7	250.7	—	—	301.7	301.7	—	—
Assets held for policyholders	1,893.6	—	1,893.6	—	7,582.1	—	7,582.1	—
Goodwill and intangible assets, net	16,110.5	—	—	16,110.5	16,221.9	—	—	16,221.9
Other assets (2)	1,940.2	(6.4)	—	1,946.6	1,968.3	(5.1)	—	1,973.4
Total assets	32,685.6	9,364.6	1,893.6	21,427.4	36,504.1	7,960.7	7,582.1	20,961.3
LIABILITIES
Debt of CIP	7,336.1	7,336.1	—	—	6,714.1	6,714.1	—	—
Other liabilities of CIP	846.3	846.3	—	—	588.6	588.6	—	—
Policyholder payables	1,893.6	—	1,893.6	—	7,582.1	—	7,582.1	—
Unsettled fund payables	91.8	—	—	91.8	98.4	—	—	98.4
Debt	2,085.1	—	—	2,085.1	2,082.6	—	—	2,082.6
Other liabilities (3)	3,753.9	—	—	3,753.9	4,417.6	—	—	4,417.6
Total liabilities	16,006.8	8,182.4	1,893.6	5,930.8	21,483.4	7,302.7	7,582.1	6,598.6
EQUITY
Total equity attributable to Invesco Ltd.	15,495.8	(0.1)	—	15,495.9	14,361.8	(0.1)	—	14,361.9
Noncontrolling interests (4)	1,183.0	1,182.3	—	0.7	658.9	658.1	—	0.8
Total equity	16,678.8	1,182.2	—	15,496.6	15,020.7	658.0	—	14,362.7
Total liabilities and equity	$32,685.6	$9,364.6	$1,893.6	$21,427.4	$36,504.1	$7,960.7	$7,582.1	$20,961.3

(1)     These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2)     Amounts include restricted cash, accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.

(3)     Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4)     Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.